UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 9, 2026
METLIFE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-15787			13-4075851
(Commission File Number)			(IRS Employer Identification No.)

200 Park Avenue,	New York,	NY	10166-0188
(Address of Principal Executive Offices)			(Zip Code)
(212) 578-9500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MET	New York Stock Exchange
Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01	MET PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E	MET PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.75% Non-Cumulative Preferred Stock, Series F	MET PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.
In the fourth quarter of 2025, MetLife, Inc. (the “Company”) executed a reorganization to align with its strategic initiative to accelerate growth in asset management. As part of this reorganization, the Company adjusted its segment structure. Specifically, MetLife Investment Management (“MIM”), the Company’s institutional asset management business which was formerly reported in Corporate & Other, became a reportable segment. Concurrently, MetLife Holdings is no longer deemed to be a reportable segment and is now primarily reported in Corporate & Other. These changes were applied retrospectively for the quarters ended December 31, 2024, March 31, 2025, June 30, 2025 and September 30, 2025 and the year ended December 31, 2024. Additionally, certain products formerly reported in the MetLife Holdings segment have been moved to Group Benefits and Retirement and Income Solutions (“RIS”) in connection with the resegmentation and, accordingly, are now reported within those segments. This change was applied retrospectively only for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025.
As a result, the Company is now organized into the following six segments: Group Benefits; RIS; Asia; Latin America; Europe, the Middle East and Africa; and MIM. In addition, the Company continues to report certain of its results of operations in Corporate & Other.

Also, in conjunction with the Company’s strategy, effective January 1, 2025, the Company amended agreements between MIM and MetLife entities to manage general account assets at current market fee rates, a change from 2024. This change was applied retrospectively only for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025.

None of the above-described changes impacted prior period consolidated net income (loss) or consolidated adjusted earnings.

To reflect these changes, the Company has adopted a new presentation format for its Quarterly Financial Supplement (“QFS”), which will be used beginning with the quarter and full year ended December 31, 2025. To aid investors’ understanding of the impact of these changes, the Company has revised the information presented in its QFS for the quarters ended December 31, 2024, March 31, 2025, June 30, 2025 and September 30, 2025 and the year ended December 31, 2024 (the “Historical Results Financial Supplement”).

A copy of the Historical Results Financial Supplement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Historical Results Financial Supplement is furnished and not filed pursuant to instruction B.2 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99.1	Historical Results Financial Supplement for the quarters ended December 31, 2024, March 31, 2025, June 30, 2025 and September 30, 2025 and the year ended December 31, 2024.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Adrienne O’Neill
	Name:	Adrienne O’Neill
	Title:	Executive Vice President and Chief Accounting Officer
Date: January 9, 2026
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